UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) Of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 14, 2006

                         Citizens Communications Company
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

            001-11001                                  06-0619596
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     (Commission File Number)                (IRS Employer Identification No.)


 3 High Ridge Park, Stamford, Connecticut                 06905
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(Address of principal executive offices)                (Zip Code)

                                 (203) 614-5600
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
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           Appointment of Principal Officers; Compensatory Arrangements of
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           Certain Officers.
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          On December 14, 2006, the Compensation  Committee (the "Committee") of
          Citizens   Communications   Company  (the   "Company")   approved  the
          performance criteria for the Citizens Incentive Plan and the Equity Incentive Plan for fiscal year 2007.

          The Citizens Incentive Plan assigns certain target amounts of incentive compensation for each career band for exempt and non-exempt full time employees eligible to participate in the Citizens Incentive Plan, except in the case of senior executive officers, the targets are set for each position.

          The Committee determined that the cash incentive awards to executive and non-executive employees under the Citizens Incentive Plan would be based upon the achievement of specific goals that relate to the Company's people, products and profitability. The people goals include hiring and retaining employees and reinforcing the Company's performance culture through identified means. The product goals include improving and simplifying the Company's service delivery infrastructure, driving product sales in specified areas with specific targets and developing and implementing new products. The profit goals include attaining certain financial targets, including those for revenue, EBITDA and free cash flow, increasing customer product revenue in identified areas and retaining the Company's customer base.

          The actual bonuses payable for fiscal year 2007 (if any) will vary depending on the extent to which actual performances meet, exceed, or fall short of the goals and criteria set by the Committee but will not exceed 120% of target. In addition, the Company's management and the Committee retain the discretion to increase, reduce or eliminate any bonus that otherwise might be payable to any individual based on actual performance as compared to pre-established goals.

          The Equity Incentive Plan assigns certain target amounts of incentive compensation for each title for full time employees eligible to participate in the Equity Incentive Plan.

          The Committee determined that the restricted share awards to executive and non-executive employees under the Equity Incentive Plan would be based upon the achievement of specific goals that relate to the Company's revenue, EBITDA and free cash flow. The plan requires that the Company achieve 90% of these financial targets in order for any restricted share awards to be granted.

          The actual restricted share awards for fiscal year 2007 (if any) will vary depending on individual performance.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CITIZENS COMMUNICATIONS COMPANY


Date:  December 20, 2006           By:/s/ Robert J. Larson
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                                      Robert J. Larson
                                      Senior Vice President and
                                      Chief Accounting Officer